Exhibit 5.1

Confidential
Molecular Partners AG Wagistrasse 14 8952 Schlieren Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00
October 28, 2024

Molecular Partners AG – Offering of Securities Pursuant to the Prospectus Supplement dated October 24, 2024 and the Accompanying Prospectus Dated July 12, 2022
Ladies and Gentlemen:
We have acted as special Swiss counsel to Molecular Partners AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing with the U.S. Securities and Exchange Commission (the SEC) of the prospectus supplement dated October 24, 2024 (the Prospectus Supplement) supplementing the base prospectus (the Base Prospectus, and together with the Prospectus Supplement, the Prospectus) contained in the registration statement on Form F-3 filed on July 1, 2022 with the SEC and declared effective on July 12, 2022 (the Registration Statement), for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act) the offer and sale (the Offering) of American Depositary Shares (ADSs) representing 3,642,988 ordinary shares of the Company with a nominal value of CHF 0.10 each issued out of the capital range of the Company on October 25, 2024 (the Offered Shares). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents (as defined below).

I.Basis of Opinion
This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document (other than listed below) referred to in the Documents or any other matter.
For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the documents or the factual background assumed therein.
For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the Documents):
1.an electronic copy of the Registration Statement, including the Base Prospectus;
2.an electronic copy of the Prospectus Supplement;
3.an electronic copy of the notarized shareholders' resolutions adopted by the Company's ordinary general meeting held on April 17, 2024 (the Shareholders' Resolutions) resolving on, inter alia, the introduction of a capital range authorizing the board of directors of the Company to increase the share capital up to an upper limit of CHF 5,453,144.55 and to exclude the pre-emptive subscription rights of the existing shareholders for purposes of offering and selling the ADSs as contemplated in the Prospectus Supplement (the Authorization);
4.an electronic copy of the resolutions of the board of directors of the Company dated October 22, 2024 resolving to increase the Company's share capital by up to CHF 1,000,000 through the issuance of up to 10,000,000 fully paid-up ordinary shares with a nominal value of CHF 0.10 each under exclusion of the pre-emptive subscription rights of the existing shareholders (the Capital Increase) based on the Authorization (Durchführungsbeschluss) (the Capital Increase Board Resolutions 1);
5.an electronic copy of the notarized resolutions (in the form of a public deed) of the board of directors of the Company dated October 25, 2024 relating to the completion and ascertainment of the Capital Increase and the corresponding amendment of the articles of incorporation of the Issuer (Feststellungs- und Statutenänderungsbeschluss) (the Capital Increase Board Resolutions 2 and, together with the Capital Increase Board Resolutions 1, the Board Resolutions);
6.an electronic copy of the report of the board of directors of the Company regarding the Capital Increase (Kapitalerhöhungsbericht) dated October 25, 2024 (the Board Report);
7.an electronic copy of the subscription form (Zeichnungsschein) dated October 25, 2024 regarding the subscription of the Offered Shares executed by Zürcher Kantonalbank in its capacity as settlement agent (the Subscription Form);
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8.an electronic copy of the audit confirmation of the licensed auditor KPMG AG dated October 25, 2024;
9.an electronic copy of the articles of incorporation (Statuten) of the Company in their version dated October 25, 2024 notarized (in the form of a public deed) by a notary public of the Canton of Zurich on October 25, 2024, shown on the Excerpt (as defined below) as being the most recent articles of incorporation filed with the Commercial Register of the Canton of Zurich (the Articles);
10.an electronic copy of the Organizational Regulations (Organisationsreglement) of the Company in their version approved by the board of directors of the Company on March 14, 2022 (the Organizational Regulations);
11.an electronic copy of a certified excerpt from the Commercial Register of the Canton of Zurich featuring the approval of the Swiss Federal Office of the Commercial Register (Eidgenössisches Handelsregisteramt) relating to the Company dated October 25, 2024 (the Excerpt); and
12.an electronic copy of the Company's uncertificated securities book (Wertrechtebuch) dated October 25, 2024 evidencing the creation of 3,642,988 new uncertificated securities (Wertrechte) of the Company and evidencing Zürcher Kantonalbank as the holder of the Offered Shares.
No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we limit our opinion to the Documents and their legal implications under Swiss law.
In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.
II.Assumptions
In rendering the opinion below, we have assumed the following:
(a)all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;
(b)all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;
(c)all documents produced to us in draft form will be executed in the form of the draft submitted to us;
(d)each of the Registration Statement and the Prospectus is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Prospectus Supplement as of the date hereof;
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(e)to the extent relevant for purposes of this opinion, any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;
(f)the Subscription Form is within the capacity and power of, has been duly authorized, executed and delivered by, and is binding on, Zürcher Kantonalbank;
(g)the Subscription Form was in full force and effect as of the date of the Capital Increase Board Resolutions;
(h)the Shareholders' Resolutions and the Board Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, (ii) have not been amended and (iii) are in full force and effect;
(i)the Board Report, the Articles and the Organizational Regulations have not been rescinded or amended and are in full force and effect;
(j)the Excerpt was correct, complete and up-to-date as of the date it was issued;
(k)the board of directors of the Company had reason to believe that the exclusion of pre-emptive subscription rights (Bezugsrecht) in connection with the Offering is in the best interest of the Company and outweighs interests of existing shareholders to exercise the subscription rights;
(l)the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr);
(m)all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Prospectus Supplement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Prospectus Supplement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
(n)the Articles, the Organizational Regulations and the Excerpt are unchanged and correct, complete and up-to-date and in full force and effect as of the date and time hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations or the Excerpt as of the date hereof;
(o)all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;
(p)the Company is, at the date hereof, not insolvent or over-indebted (in the sense of article 725 of the CO); and
(q)no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.
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III.Opinion
Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Offered Shares have been validly issued, are fully paid as to their nominal value and non-assessable.
IV.Qualifications
The above opinions are subject to the following qualifications:
(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)The exercise of voting rights and rights related thereto with respect to any Offered Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.
(c)We express no opinion as to whether the Registration Statement or the Prospectus is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement or the Prospectus provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the Offered Shares.
(d)Notwithstanding or irrespective of the registration of the capital range or the Capital Increase with the Commercial Register of the Canton of Zurich, the underlying Shareholders' Resolutions may be challenged by a dissenting shareholder of the Company or others in court or otherwise.
(e)We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.
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We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion shall be governed by and construed in accordance with the laws of Switzerland.
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Sincerely yours,

/s/ Homburger AG
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